SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to section 240.14a-12
RC2 CORPORATION

(Name of Registrant as Specified in Its Charter)
Registrant

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4) Proposed maximum aggregate value of transaction:
          (5) Total fee paid:
          ☐ Fee paid previously with preliminary materials:
          ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1) Amount previously paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing party:
          (4) Date filed:

TABLE OF CONTENTS

GENERAL INFORMATION
ELECTION OF DIRECTORS
DIRECTORS MEETINGS AND COMMITTEES
CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE MATTERS
COMPENSATION OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants In Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDITORS
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10 -K
STOCKHOLDER PROPOSALS
OTHER MATTERS

RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523

Notice of Annual Meeting of Stockholders
to be Held on May 5, 2006

The Annual Meeting of Stockholders of RC2 Corporation, a Delaware corporation (hereinafter called the Corporation), will be held at the Doubletree Hotel, 1909 Spring Road, Oak Brook, Illinois 60523 on Friday, May 5, 2006, at 11:00 a.m., local time, for the following purposes:

1. To elect eleven directors to serve until the 2007 Annual Meeting of Stockholders.

2. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

By order of the Board of Directors

Jody L. Taylor,
Secretary

Oak Brook, Illinois
March 31, 2006

Stockholders of record at the close of business on March 20, 2006 are entitled to vote at the meeting. Your vote is important to ensure that a majority of the stock is represented. Whether or not you plan to attend the meeting in person, please vote your shares by phone, via the internet or by completing, signing, dating and returning the enclosed proxy card at your earliest convenience. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Stockholders of record may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help the Corporation reduce postage and proxy tabulation costs. The Internet and telephone voting facilities will close at 1:00 a.m. central time on May 5, 2006.

Or, if you prefer, you can return the enclosed proxy card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.computershare.com/expressvote 24 hours a day/7 days a week	1-800-652-8683 via touch tone phone toll-free 24 hours a day/7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read the accompanying Proxy Statement.	Read the accompanying Proxy Statement.

Have your control number located on your proxy card available.	Call toll-free 1-800-652-8683.

Point your browser to http://www.computershare.com/expressvote	You will be asked to enter your control number located on your proxy card.

and follow the instructions to cast your vote. You can also register to receive your Annual Report and Proxy Statement electronically, instead of in print.

RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523

Proxy Statement for the 2006 Annual Meeting of Stockholders
to be Held on May 5, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of RC2 Corporation of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Doubletree Hotel, 1909 Spring Road, Oak Brook, Illinois 60523 on May 5, 2005, at 11:00 a.m., local time, and any adjournments thereof. This proxy material is being mailed on or about March 31, 2006 to stockholders of record at the close of business on March 20, 2006.

GENERAL INFORMATION

Proxies and Voting Procedures

Stockholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker. Stockholders of record can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this Proxy Statement. The Internet and telephone voting facilities will close at 1:00 a.m. (central time) on May 5, 2006. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy. If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. A stockholder will be able to revoke his or her proxy until it is voted. As of the date of printing of this Proxy Statement, the Corporation does not know of any other matters that are to be presented at the Annual Meeting other than the election of directors.

Stockholders may revoke proxies (including an Internet or telephone vote) at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy via the Internet, by telephone or by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitations may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 20, 2006 will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had outstanding 20,797,102 shares of common stock, par value $0.01 per share (the “Common Stock”), entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Approval of any other matter that may properly be presented at the meeting will require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.

ELECTION OF DIRECTORS

It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. As indicated below, each person nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors). Eleven directors have been nominated for election at the Annual Meeting.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

ROBERT E. DODS	57	1996
Mr. Dods has been a private investor since January 2003 and has served as Chairman of the Board of Directors of the Corporation since July 1998. The Chairman of the Board is not an officer or employee of the Corporation. Mr. Dods served as Chief Executive Officer of the Corporation from July 1998 to January 2003. Mr. Dods co-founded Racing Champions, Inc. (“RCI”), the Corporation’s predecessor, in 1989.

BOYD L. MEYER	64	1996
Mr. Meyer has been a private investor since January 2003 and has served as Vice Chairman of the Board of Directors of the Corporation since October 2000. The Vice Chairman of the Board is not an officer or employee of the Corporation. Mr. Meyer served as President of the Corporation from July 1998 to October 2000. Mr. Meyer co-founded RCI in 1989.

PETER K.K. CHUNG	52	1996
Mr. Chung has been a private investor since July 2003. Mr. Chung served as President of RC2 (H.K.) Limited (“RC2 Limited”) from April 1996 to July 2003. Mr. Chung formed the predecessors to RC2 Limited in 1989 to handle the overseas operating activities of RCI.

JOHN S. BAKALAR	58	1997
Mr. Bakalar has been a private investor since November 1997. From May 1993 to November 1997, Mr. Bakalar was President and Chief Operating Officer of Rand-McNally, Inc., a printing and publishing company.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

JOHN J. VOSICKY	57	1997
Mr. Vosicky has been the Chief Financial Officer of BFG Technologies Inc., a marketer and distributor of graphic cards, since August 2002. Mr. Vosicky has also been the President of JAJ Financial, a financial consultant, since July 2001. From November 1985 to July 5, 2001, Mr. Vosicky was Executive Vice President and Chief Financial Officer of Comdisco Inc., a technology services company. On July 16, 2001, Comdisco, Inc. and 50 of its domestic U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois.

CURTIS W. STOELTING	46	2002
Mr. Stoelting has served as Chief Executive Officer of the Corporation since January 2003. Mr. Stoelting was Chief Operating Officer of the Corporation from October 2000 to January 2003. Mr. Stoelting is a director of Regal-Beloit Corporation, a global manufacturer of motion control and power generation products.

PAUL E. PURCELL	59	2002
Mr. Purcell has served as President and Chief Executive Officer of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, since January 2000. Mr. Purcell was President and Chief Operating Officer of Robert W. Baird & Co. Incorporated from November 1998 until January 2000.

DANIEL M. WRIGHT	68	2003
Mr. Wright has been a private investor since August 1998. From March 1968 until August 1998, Mr. Wright was an audit partner and manager with Arthur Andersen LLP, an independent public accounting firm.

THOMAS M. COLLINGER	53	2003
Mr. Collinger has served as Associate Dean, The Medill Graduate School of Northwestern University, since November 2005 and Associate Professor, The Medill Graduate School of Northwestern University, since January 1998. Mr. Collinger has also served as President of the TC Group, a marketing consulting firm, since May 1998.

RICHARD E. ROTHKOPF	61	2003
Mr. Rothkopf has served as Executive Vice President of the Corporation since March 2003 and Chairman of Learning Curve International, Inc. (“Learning Curve”) since October 1993. Mr. Rothkopf was Chief Executive Officer of Learning Curve from October 1993 until March 2003.

MICHAEL J. MERRIMAN, JR.	49	2004
Mr. Merriman has served as Senior Vice President and Chief Financial Officer of American Greetings Corporation, a designer, manufacturer and seller of greeting cards and other social expression products, since September 2005. Mr. Merriman was the Chief Executive Officer, President and a director of Royal Appliance Manufacturing Co., a developer, assembler and marketer of a full line of cleaning products for home and commercial use, from May 1992 until April 2004.

DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held four meetings in 2005, and all incumbent directors attended at least 75% of the meetings of the Board and the committees thereof of which they were a member.

Executive sessions or meetings of outside (non-management) directors without management present are held regularly for a general discussion of relevant subjects. In 2005, the outside directors met in executive session three times.

The committees of the Board of Directors consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The chart below identifies the members of each of these committees, along with the number of meetings held by each committee during 2005:

Nominating and
Corporate
	Audit		Compensation		Governance

Number of Meetings	4		4		3
Name of Director:
John S. Bakalar	X		X	*
John J. Vosicky	X	*	X
Daniel M. Wright	X		X		X
Thomas M. Collinger					X	*
Michael J. Merriman, Jr.					X

X =	committee member;

* =	committee chairman

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Corporation’s internal accounting function and independent auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors and its committees, recommending to the Board of Directors nominees for the annual meeting of stockholders, developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Corporation and assisting the Board of Directors in assessing director performance and the effectiveness of the Board of Directors.

Compensation Committee

The Compensation Committee, in addition to such other duties as may be specified by the Board, determines the compensation levels of the Corporation’s Chief Executive Officer and other executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, reviews and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans, and reviews and makes recommendations to the Board with respect to the compensation of outside directors. The Compensation Committee also administers the Corporation’s 2005 Stock Incentive Plan, Employee Stock Purchase Plan, Incentive Bonus Plan and Top Management Additional Bonus Plan.

CORPORATE GOVERNANCE MATTERS

The Corporation is committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Corporation and its stockholders. The Board of Directors has adopted Corporate Governance Guidelines which can be found on the Corporation’s website at www.rc2corp.com.

Director Independence

The Corporation’s Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the Nasdaq Stock Market. Based on this review, the Board of Directors determined that each of Robert E. Dods, Boyd L. Meyer, John S. Bakalar, John J. Vosicky, Paul E. Purcell, Daniel M. Wright, Thomas M. Collinger and Michael J. Merriman, Jr. is independent under those standards. These independent directors constitute eight of the eleven nominees for election to the Board of Directors at the Annual Meeting.

Director Nominations

The Corporation has a standing Nominating and Corporate Governance Committee. The Corporation has placed a current copy of the charter of the Nominating and Corporate Governance Committee on its web site located at www.rc2corp.com. Based on the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the Nasdaq Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation. The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Corporation. Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on the Corporation’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Richard E. Rothkopf was appointed as a director in March 2003 in connection with the Corporation’s acquisition of Learning Curve pursuant to the Agreement and Plan of Merger, dated as of February 3, 2003, among the Corporation, Learning Curve and certain of the Corporation’s subsidiaries.

Communications between Stockholders and the Board of Directors

The Corporation has placed on its web site located at www.rc2corp.com a description of the procedures for stockholders to communicate with the Board of Directors, a description of the Corporation’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of stockholders.

Code of Business Ethics

The Corporation has adopted a Code of Business Ethics that applies to all of the Corporation’s employees, including the Corporation’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on the Corporation’s web site which is located at www.rc2corp.com. The Corporation also intends to disclose any amendments to, or waivers from, the Code of Business Ethics on its web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of three members of the Corporation’s Board of Directors. Based on the review described under “Corporate Governance Matters — Director Independence,” the Board has determined that each member of the Audit Committee is independent as defined in the applicable standards of the Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”). The duties and responsibilities of the Audit Committee are set forth in the Audit Committee charter, which was last amended by the Board of Directors in February 2004. The full text of the Audit Committee’s charter as amended was attached as Annex A to the Corporation’s proxy statement for the 2004 Annual Meeting of Stockholders and is also available on the Corporation’s web site which is located at www.rc2corp.com.

The Audit Committee has:

•	reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2005, with the Corporation’s management and with the Corporation’s independent auditors;

•	discussed with the Corporation’s independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the Corporation’s independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

AUDIT COMMITTEE:

Daniel M. Wright
John S. Bakalar
John J. Vosicky (Chairman)

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees the Corporation was billed for audit and non-audit services rendered by the Corporation’s independent auditors, KPMG LLP, during 2005 and 2004:

Service Type	2005	2004

Audit Fees(1)	$789,579	$961,286
Audit-Related Fees(2)	—	2,811
Tax Fees(3)	26,354	83,458
All Other Fees	—	—

Total Fees Billed	$815,933	$1,047,555

(1)	Includes fees for professional services rendered in connection with the audit of the Corporation’s financial statements for the fiscal years ended December 31, 2005 and December 31, 2004; the audit of the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2005 and December 31, 2004; the reviews of the financial statements included in each of the Corporation’s quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Corporation with the SEC, including the Corporation’s SEC registration statement for the Corporation’s public offering in 2004.

(2)	For 2004, consists of fees for consultation regarding certain foreign statutory aspects of one of the Corporation’s acquisitions during such year.

(3)	Primarily consists of fees for the preparation of statutory tax returns and other tax assistance in foreign jurisdictions.

The Audit Committee of the Board of Directors of the Corporation considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of KPMG LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Corporation’s independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Corporation’s independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Experts

The Corporation’s Board of Directors has determined that two of the members of the Audit Committee, John J. Vosicky and Daniel M. Wright, qualify as “audit committee financial experts” as defined by the rules of the SEC based on their work experience and education.

COMPENSATION OF DIRECTORS

Effective April 4, 2005, the Board of Directors approved an Outside Director Compensation Plan that provides compensation to directors who are not officers or employees of the Corporation or any of its subsidiaries (the “Outside Directors”). All of the Corporation’s directors are Outside Directors other than Curtis W. Stoelting and Richard E. Rothkopf. Directors who are not Outside Directors receive no additional compensation for services as members of either the Board of Directors or committees thereof. Under the Outside Director Compensation Plan, the amount of retainer fees for Outside Directors is $25,000 per year plus an additional $5,000 per year for each committee that an Outside Director chairs. The fees are paid quarterly either in the form of cash or stock options, at the election of the Outside Director. The following table provides certain information regarding stock options issued to the identified Outside Directors in 2005 pursuant to elections by those Outside Directors to receive fees in the form of options. All such stock options were fully vested on the date of grant.

	Amount of	Number of Shares
	Retainer Paid in	Underlying Stock		Exercise Price
Name	Stock Options	Options	Grant Date	($/Share)

Thomas M. Collinger	$7,917	334	January 11, 2005	29.42
John S. Bakalar	$7,917	334	January 11, 2005	29.42
	$7,500	369	April 6, 2005	33.96
	$7,500	338	July 5, 2005	36.54
	$7,500	372	October 3, 2005	33.55
Paul E. Purcell	$6,250	263	January 11, 2005	29.42
	$6,250	307	April 6, 2005	33.96
	$6,250	282	July 5, 2005	36.54
	$6,250	310	October 3, 2005	33.55
Daniel M. Wright	$6,250	307	April 6, 2005	33.96
	$6,250	282	July 5, 2005	36.54
	$6,250	310	October 3, 2005	33.55

The Outside Director Compensation Plan also provides a stock option component pursuant to which each Outside Director receives stock options with a value of $20,000 per year determined based upon the Black-Scholes valuation method or another appropriate valuation method, which are granted quarterly. Additional options to purchase 100 shares will be granted annually for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. However, in no event will the number of these stock options granted to any individual Outside Director in any fiscal year exceed 20,000. The following table provides certain information regarding stock options issued to each of the Outside Directors in 2005 pursuant to the stock option component of the Outside Director Compensation Plan. All such stock options were fully vested on the date of grant.

Number of Shares		Exercise Price
Underlying Stock Options	Grant Date	($/Share)

100	March 1, 2005	31.27
253	April 22, 2005	32.16
225	July 5, 2005	36.54
248	October 3, 2005	33.55

Mr. Dods made personal use of the Corporation’s airplane which resulted in incremental operating costs of $26,800 to the Corporation for 2005. Mr. Dods’ personal use of the Corporation’s airplane is subject to income tax in accordance with applicable regulations.

EXECUTIVE OFFICERS

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Corporation who are not nominees for directors:

Name	Age	Current Position	Other Positions

Peter J. Henseler	47	President since October 2002	Executive Vice President — Sales and Marketing from March 1999 to October 2002.
Jody L. Taylor	37	Chief Financial Officer and Secretary since October 2001	Senior Vice President — Finance from October 2000 to October 2001. Assistant Secretary from July 1998 to October 2001.
Helena Lo	46	Executive Vice President of the Corporation and Managing Director of RC2 Limited since April 2005	Managing Director of RC2 Limited from October 2000 to April 2005
Gregory J. Kilrea	42	Chief Operations Officer since October 2005	Senior Vice President-Planning and Corporate Development from April 2004 to October 2005. Chief Financial Officer of Roman Decorating, a manufacturer of wallpaper adhesives, from February 2003 to April 2004. Chief Financial Officer of HA-LO Industries, Inc., a multi-national distributor of promotional products, from July 1996 to September 2002. On July 30, 2001, HA-LO Industries, Inc. filed a voluntary petition for relief under the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 15, 2006 by (1) each director and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by the Corporation to beneficially own more than 5% of the outstanding Common Stock.

The following table is based on information supplied to the Corporation by the directors, officers and stockholders described above. The Corporation has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of March 15, 2006 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 20,792,477 shares outstanding as of March 15, 2006.

Unless otherwise indicated, the address for each person listed below is 1111 West 22nd Street, Oak Brook, Illinois 60523.

	Shares of	Percent of
	Common Stock	Common Stock
Name	Beneficially Owned	Beneficially Owned

Principal Stockholders:
Columbia Wagner Asset Management, L.P.(1)	1,967,600	9.5%
FMR Corp.(2)	1,718,606	8.3
Royce & Associates, LLC(3)	1,241,020	6.0
Burgundy Asset Management Ltd.(4)	1,204,860	5.8
Barclays Global Investors, NA(5)	1,175,413	5.7

Directors and Executive Officers:
Robert E. Dods(6)	244,276	1.2
Boyd L. Meyer(7)	319,776	1.5
Peter K.K. Chung(8)	278,277	1.3
John S. Bakalar(9)	69,168	*
John J. Vosicky(10)	18,773	*
Curtis W. Stoelting(11)	407,159	1.9
Paul E. Purcell(12)	21,219	*
Daniel M. Wright(13)	4,725	*
Thomas M. Collinger(14)	3,097	*
Richard E. Rothkopf(15)	62,757	*
Michael J. Merriman, Jr.(16)	826	*
Peter J. Henseler(17)	217,835	1.0
Jody L. Taylor(18)	45,897	*
John Walter Lee II(19)	21,500	*
Helena Lo(20)	45,535	*
All directors and executive officers as a group (16 persons)(21)	1,766,420	8.2

*	Denotes less than 1%.

(1)	Columbia Wagner Asset Management, L.P. and its general partner, WAM Acquisition GP, Inc. (collectively “Columbia”), filed a Schedule 13G dated February 13, 2006, reporting that as of December 31, 2005 Columbia was the beneficial owner of 1,967,600 shares of Common Stock, with sole voting and investment power over all of such shares. Columbia’s address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(2)	FMR Corp. and certain of its affiliates (collectively, “FMR”) filed a Schedule 13G dated February 14, 2005, as amended as of May 10, 2005 and as of February 14, 2006, reporting that as of February 14, 2006 FMR beneficially owned 1,718,606 shares of Common Stock. Certain affiliates of FMR are registered investment advisors and, accordingly, may be deemed to share voting and/or investment control over the shares of Common Stock with their clients. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Royce & Associates, LLC (“Royce”) filed a Schedule 13G dated February 5, 2004, as amended as of February 2, 2005 and as of January 31, 2006, reporting that as of December 31, 2005, Royce beneficially owned 1,241,020 shares of Common Stock, with sole voting and investment power over all such shares of Common Stock. Royce’s address is 1414 Avenue of the Americas, New York, New York 10019.

(4)	Burgundy Asset Management Ltd. (“Burgundy”) filed a Schedule 13G dated February 10, 2005, as amended as of February 1, 2006, reporting that as of February 1, 2006 it was the beneficial owner of 1,204,860 shares of Common Stock, with sole voting and investment power over all of such shares. Burgundy’s address is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(5)	Certain entities affiliated with Barclays Global Investors, NA (“BGI”) filed a Schedule 13G dated February 13, 2004, as amended as of February 14, 2005 and as of January 31, 2006, reporting that as of December 31, 2005, such entities collectively beneficially owned 1,175,413 shares of Common Stock with sole voting and investment power over all such shares of Common Stock. BGI’s address is 45 Fremont Street, San Francisco, California 94105.

(6)	Represents 243,450 shares of Common Stock held by a trust for which Mr. Dods’ brother serves as trustee and 826 shares of Common Stock subject to stock options.

(7)	Represents 147,298 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, 171,652 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee and 826 shares of Common Stock subject to stock options.

(8)	Represents 277,451 shares of Common Stock held by corporations controlled by Mr. Chung and 826 shares of Common Stock subject to stock options.

(9)	Includes 49,168 shares of Common Stock subject to stock options.

(10)	Represents 18,773 shares of Common Stock subject to stock options.

(11)	Represents (a) 134,817 shares of Common Stock held by a revocable trust for which Mr. Stoelting serves as trustee, (b) 20,000 shares of Common Stock held by a revocable trust for which Mr. Stoelting’s spouse serves as trustee,(c) 247,949 shares of Common Stock subject to stock options and (d) 4,393 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.

(12)	Includes 6,219 shares of Common Stock subject to stock options.

(13)	Includes 1,725 shares of Common Sock subject to stock options.

(14)	Represents 3,097 shares of Common Stock subject to stock options.

(15)	Includes 11,500 shares of Common Stock subject to stock options and 1,256 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.

(16)	Represents 826 shares of Common Stock subject to stock options.

(17)	Includes 193,652 shares of Common Stock subject to stock options.

(18)	Represents (a) 45,597 shares of Common Stock subject to stock options and (b) 300 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.

(19)	Represents (a) 14,000 shares of Common Stock held by a revocable trust for which Mr. Lee serves as trustee and (b) 7,500 shares of Common Stock subject to stock options.

(20)	Represents 45,535 shares of Common Stock subject to stock options.

(21)	Includes (a) 243,450 shares of Common Stock held by a trust for which Mr. Dods’ brother serves as trustee; (b) 147,798 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 171,652 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee, (c) 277,451 shares of Common Stock held by corporations controlled by Mr. Chung, (d) 5,949 shares of Common Stock purchased under the Corporation’s Employee Stock Purchase Plan, (e) 134,817 shares of Common Stock held by a revocable trust for which Mr. Stoelting serves as trustee, (f) 20,000 shares of Common Stock held by a revocable trust for which Mr. Stoelting’s spouse serves as trustee, (h) 639,619 shares of Common Stock subject to stock options and (i) 14,000 shares of Common Stock held by a revocable trust for which Mr. Lee serves as trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Corporation’s equity securities on Form 4 or 5. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the SEC pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation’s directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the SEC on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except Messrs. Stoelting, Henseler, Chung, Meyer, Dods, Collinger, Bakalar, Purcell, Vosicky, Wright, Merriman, Rothkopf and Lee and Ms. Taylor each filed a Form 4 on March 9, 2005 reporting stock option grants occurring on March 1, 2005; Mr. Kilrea filed a Form 3 on February 6, 2006 disclosing his initial ownership and appointment as an executive officer on October 20, 2005; Ms. Lo filed a Form 4 report on March 3, 2006 reporting a transaction occurring on May 25, 2005 and Mr. Lee filed a Form 4 on March 15, 2006 reporting a transaction occurring on November 8, 2005 .

PERFORMANCE GRAPH

The chart below shows a comparison of the cumulative return since January 1, 2001 had $100 been invested at the close of business on December 31, 2000 in each of the Common Stock, the Nasdaq Composite Index (all issuers), and a peer group constructed by the Corporation comprised of the following publicly traded producers and distributors of toys, collectibles or infant products: Department 56, Inc., Enesco Group, Inc., Hasbro, Inc., Marvel Enterprises, Inc., Mattel, Inc., Russ Berrie & Co., Boyd’s Collection Ltd., Jakks Pacific, Inc. and Zindart Limited (the “Peer Group”). This Peer Group excludes Action Performance Companies, Inc. (which was in the peer group in last year’s proxy statement) because it is no longer a public company.

CUMULATIVE TOTAL RETURN COMPARISON*
The Corporation versus Nasdaq Composite Index and the Peer Group

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
◆ RC2**	100	1,093	1,213	1,852	2,898	3,157
■ Nasdaq Composite Index	100	126	130	157	159	135
the Peer Group	100	80	56	84	91	93

*	Total return assumes reinvestment of dividends.

**	The closing price of the Common Stock on December 29, 2000 was $1.12, the closing price on December 31, 2001 was $12.30, the closing price on December 31, 2002 was $13.65, the closing price on December 31, 2003 was $20.83, the closing price on December 31, 2004 was $32.60 and the closing price on December 30, 2005 was $35.52.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The responsibilities of the Corporation’s Compensation Committee, which is comprised of three members of the Board of Directors, include determining compensation levels for the Corporation’s Chief Executive Officer and the Corporation’s other executive officers and reviewing and recommending to the Board of Directors incentive compensation plans and arrangements. Based on the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors determined that each member of the Compensation Committee is independent under the applicable standards of the Nasdaq Stock Market.

The objectives of the Compensation Committee in establishing compensation arrangements for executive officers are to: (1) attract and retain key executives who are important to the continued success of the Corporation through competitive compensation arrangements; and (2) provide strong financial incentives, at reasonable cost to the stockholders, for performance. For executive officers, the primary components of the Corporation’s compensation program continue to be (1) base salary, (2) annual incentive compensation bonuses and (3) long-term incentive compensation in the form of stock options or shares of restricted common stock.

During 2004, the Compensation Committee engaged an independent compensation consultant (the “Consultant”) to assist in conducting a comprehensive review of the Corporation’s compensation programs and plans for the Corporation’s Chief Executive Officer, President and Chief Financial Officer, the Managing Director of RC2 Limited and the Corporation’s outside directors. The Board of Directors and the Compensation Committee discussed the results and recommendations of this review at meetings held in October 2004 and February 2005 and subsequently formally approved matters relating to the compensation programs and plans for the Corporation’s Chief Executive Officer, President and Chief Financial Officer, the Managing Director of RC2 Limited and the Corporation’s outside directors. As part of its determinations regarding compensation for the Corporation’s Chief Executive Officer, President and Chief Financial Officer and the Managing Director of RC2 Limited, both the Board of Directors and the Compensation Committee reviewed “tally sheets” showing the total dollar value of the various elements of management compensation. The Compensation Committee also reviewed surveys prepared by the Consultant of compensation for an industry-based peer group of the companies used in the Performance Graph in last year’s proxy statement and a performance peer group of companies with similar market capitalization, net sales and net income as the Corporation. The results of this compensation review included new employment agreements and bases salaries for the Corporation’s Chief Executive Officer, President and Chief Financial Officer and the Managing Director of RC2 Limited as described in the report below and in “Executive Compensation — Employment Agreements,” the adoption of the RC2 Corporation 2005 Stock Incentive Plan, the adoption of the RC2 Corporation Outside Director Compensation Plan as described under “Director Compensation” above, the adoption of the RC2 Corporation Incentive Bonus Plan (the “Annual Bonus Plan”) and the adoption of the RC2 Corporation Top Management Additional Bonus Plan (the “Top Management Bonus Plan” and collectively with the Annual Bonus Plan, the “Bonus Plans”). Compensation paid to the Corporation’s executive officers for performance in 2005 was based on the programs and plans developed as a result of the Compensation Committee’s comprehensive review in 2004 and 2005.

Base Salaries.  The base salaries of the Corporation’s executive officers have been set by their respective employment agreements. These employment agreements provide salaries approved by the Compensation Committee as part of its comprehensive review of the Corporation’s compensation programs and plans for those executive officers in 2004 and 2005. In general, the base salaries have been set at or below the median of the peer group and industry surveys prepared by the Consultant. The following table sets forth the base salary levels for these executive officers:

Name and Position	Base Salary

Curtis W. Stoelting,
Chief Executive Officer	$425,000
Peter J. Henseler,
President	$425,000
Richard E. Rothkopf,
Executive Vice President	$200,000
Jody L. Taylor,
Chief Financial Officer and Secretary	$230,000
Helena Lo,
Executive Vice President and Managing Director of RC2 Limited	$230,000

Incentive Bonuses.  Executive officers and other full-time employees are eligible to receive annual incentive bonuses. The purpose of the Corporation’s bonus program is to provide incentive compensation in a form which relates the financial reward to an increase in the value of the Corporation to its stockholders. The Corporation has established the Bonus Plans, which are administered by the Compensation Committee, to achieve this objective.

Participants under the Annual Bonus Plan include management and salaried team members as determined by the Corporation’s Chief Executive Officer and President. Under the Annual Bonus Plan, each participant is assigned a bonus unit value which determines the total bonus that the participant may be eligible to receive. The bonus unit value is calculated based on the Corporation’s pre-bonus EBITDA (earnings before interest, taxes, depreciation and amortization) and includes certain adjustments that account for the Corporation’s cost of invested capital, address the impact of acquisitions and exclude non-recurring items. The Compensation Committee sets bonus target amounts for executive officers and aggregate bonus target amounts for various employee groups and teams which are allocated to individuals by the Corporation’s Chief Executive Officer and President. The final bonus unit values are paid if the Corporation achieves each of three financially based bonus components that are based on meeting or exceeding company-wide performance growth (initially set at 5%) over the prior year in the following three categories: (1) net sales dollars; (2) trading margin dollars; and (3) operating income dollars. One-third of the final bonus unit values is paid if the net sales target is achieved, one-third of the final bonus unit values is paid if the trading margin target is achieved and one-third of the final bonus unit values is paid if the operating income target is achieved. Bonuses are required to be paid by March 15 of the following year and participants must be employed with the Corporation or one of its subsidiaries as of the payment date in order to be entitled to receive earned bonus payments.

The Top Management Bonus Plan entitles participants to earn a percentage (which varies by participant and is dependent upon the applicable participant’s position and responsibility) of an additional bonus pool amount. The additional bonus pool amount is calculated at the end of the fiscal year and is based upon the Corporation’s pre-bonus EBITDA. This pre-bonus EBITDA calculation includes certain adjustments that account for the cost of the Corporation’s cost of invested capital, address the impact of acquisitions and exclude non-recurring items.

The following table sets forth the amounts earned under the Bonus Plans for 2005 performance which were awarded in February 2006 to the named executive officers:

Amounts Earned in
Name	2005 Under Bonus Plans

Curtis W. Stoelting	$715,610
Peter J. Henseler	$715,610
Richard E. Rothkopf	$463,050
Jody L. Taylor	$342,710
Helena Lo	$342,710
John Walter Lee	$328,050

Long-term Equity Incentive Compensation.  In 2005, the Corporation established the RC2 Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”). Under the 2005 Stock Incentive Plan, the Compensation Committee may grant (i) options to purchase shares of Common Stock and (ii) awards of restricted shares of Common Stock to directors, officers and employees of the Corporation and to other persons who provide services to the Corporation. The 2005 Stock Incentive Plan provides that the maximum number of shares of Common Stock that may be issued under the plan is 1,200,000 shares. No participant may be granted, in any year, total awards with respect to more than 100,000 shares of Common Stock, plus an additional 50,000 shares relating to a participant’s initial employment. These limits are intended to allow awards under the 2005 Stock Incentive Plan to constitute “performance-based compensation” under Section 162(m) of the Code. Section 162(m) generally limits to $1,000,000 the compensation the Corporation may deduct on its federal income tax return for any fiscal year for amounts paid to its Chief Executive Officer or any one of its other four highest compensated executive officers. However, any compensation the Corporation pays that constitutes “performance-based compensation” under Section 162(m) does not count against the $1,000,000 limit and is deductible by the Corporation.

Options granted under the 2005 Stock Incentive Plan may be nonqualified stock options or incentive stock options under the Internal Revenue Code of 1986, as amended. The options will expire at such time as the Compensation Committee determines. Options cannot be exercised until the vesting period, if any, specified by the Compensation Committee has expired. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the recipient only by him or her. The option price per share is determined by the Compensation Committee. The option price per share cannot be less than 100% of the fair market value of the Common Stock on the date such option is granted.

Awards of restricted stock granted under the 2005 Stock Incentive Plan may be in such amounts and subject to such terms (including vesting provisions, forfeiture provisions and performance criteria) as the Compensation Committee determines.

Pursuant to the employment agreements entered into effective April 4, 2005, with each of Messrs. Stoelting and Henseler, each such executive officer will receive a minimum annual grant of stock options to purchase 50,000 shares of Common Stock plus an additional 2,500 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. Pursuant to the new employment agreements entered into effective April 4, 2005, with each of Ms. Taylor and Ms. Lo, each such executive officer will receive a minimum annual grant of stock options to purchase 20,000 shares of Common Stock plus an additional 1,000 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. In no event will the total number of options granted to any of these executive officers in any fiscal year exceed 100,000 shares.

Based on the Compensation Committee’s review of the Corporation’s performance and the terms of the employment agreements between the Corporation and its executive officers, on March 1, 2005, the Compensation Committee granted each of Messrs. Stoelting and Henseler options to purchase 52,500 shares of Common Stock, each of Messrs. Rothkopf and Lee options to purchase 17,500 shares of Common Stock, and each of Mses. Taylor and Lo options to purchase 21,000 shares of Common Stock. All of the options granted to these executive officers in 2005 have an exercise price of $31.27 per share, vest pro rata over a five-year period and expire on March 1, 2015.

Compensation of the Chief Executive Officer.  During 2005, Mr. Stoelting received a base salary of $389,327 as provided in his employment agreements. His base salary was set at $425,000 when Mr. Stoelting entered into his new employment agreement in April 2005. Mr. Stoelting’s base salary was set based on the compensation surveys and other criteria described above, including the recognition of Mr. Stoelting’s responsibilities as Chief Executive Officer. Mr. Stoelting’s incentive bonus target under the Annual Bonus Plan was set at $425,000 for 2005, which represents 100% of his base salary under his new employment agreement. Mr. Stoelting’s actual bonus earned for 2005 was $715,610, which was comprised of $382,500 under the Annual Bonus Plan and $333,110 under the Top Management Bonus Plan. Mr. Stoelting was awarded stock options under the 2005 Stock Incentive Plan in 2005 based on the terms set forth in Mr. Stoelting’s employment agreement, which is described below under the section titled “Executive Compensation — Employment Agreements.” As noted above, effective April 4, 2005, the Corporation entered into a new employment agreement with Mr. Stoelting reflecting a new base salary and a formula for future option grants.

Section 162(m) Considerations.  Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers. Through the end of 2005, the Corporation does not believe that any of the compensation paid to its executive officers exceeded the limit on deductibility in Section 162(m). The Corporation’s 2005 Stock Incentive Plan and the Bonus Plans are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, including the requirement that such plans be approved by the Corporation’s stockholders. As a result, the Corporation believes that awards under these plans satisfy the requirements for “performance-based compensation” under Section 162(m) and, accordingly, do not count against the $1,000,000 limit and will be deductible by the Corporation. Other compensation paid or imputed to individual executive officers covered by Section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause non-performance-based compensation to exceed the $1,000,000 limit, and would then not be deductible by the Corporation to the extent in excess of the $1,000,000 limit. Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

COMPENSATION COMMITTEE:

John S. Bakalar (Chairman)
John J. Vosicky
Daniel M. Wright

EXECUTIVE COMPENSATION

Cash Compensation

The table which follows sets forth certain information for the years indicated below concerning the compensation paid by the Corporation to the person who served as the Corporation’s Chief Executive Officer in fiscal 2005, the four other most highly compensated executive officers in fiscal 2005 and John Walter Lee II who ceased to serve as an executive officer of the Corporation in December 2005 (collectively, the “named executive officers”):

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Securities
	Fiscal			Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation (2)		Options (#)	Compensation

Curtis W. Stoelting,	2005	$389,327	$715,610	$—		52,500	$22,092	(4)
Chief Executive Officer	2004	350,000	87,500	—		53,321	13,788	(4)
	2003	350,000	120,750	3,405	(3)	35,000	14,798	(4)
Peter J. Henseler,	2005	389,327	715,610	—		52,500	26,333	(5)
President	2004	350,000	87,500	—		50,730	18,133	(5)
	2003	350,000	120,750	3,405	(3)	35,000	19,462	(5)
Jody L. Taylor,	2005	203,115	342,710	—		21,000	20,284	(6)
Chief Financial Officer	2004	160,000	45,000	—		21,905	11,006	(6)
and Secretary	2003	160,000	42,000	2,043	(3)	16,000	8,931	(6)
Richard E. Rothkopf,	2005	202,162	463,050	—		17,500	14,000	(8)
Executive Vice	2004	200,000	75,000	—		20,000	—
President(7)	2003	171,154	76,841	—		—	—
Helena Lo,	2005	230,000	342,710	—		21,000	26,629	(10)
Executive Vice President
and Managing Director of RC2 Limited(9)
John Walter Lee II, former	2005	288,462	328,050	51,400	(12)	17,500	123,300	(13)
Executive Vice	2004	300,000	50,000	—		20,000	19,146	(13)
President(7)(11)	2003	250,000	43,909	—		—	3,775	(13)

(1)	Consists of amounts earned by Mr. Stoelting, Mr. Henseler, Ms. Taylor, Mr. Rothkopf, and Mr. Lee pursuant to the Corporation’s Bonus Plans.

(2)	Perquisites that do not exceed the lower of $50,000 or 10% of salary and bonus in the aggregate in any year for a named executive officer are not disclosed in the table in accordance with SEC rules.

(3)	With respect to the sale by the Corporation on February 25, 2003 of 2,500 shares of Common Stock to Mr. Stoelting, 2,500 shares of Common Stock to Mr. Henseler and 1,500 share of Common Stock to Ms. Taylor, consists of the aggregate difference of (a) the last sales price of the Common Stock on February 25, 2003 minus (b) the price paid by the respective named executive officer to purchase such shares.

(4)	For 2003, consists of premiums of $8,798 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of premiums of $7,288 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan. For 2005, consists of premiums of $7,392 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $14,700 of matching contributions under the RC2 Corporation Savings Plan.

(5)	For 2003, consists of $13,462 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of $11,633 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan. For 2005, consists of premiums of $11,633 paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $14,700 of matching contributions under the RC2 Corporation Savings Plan.

(6)	For 2003, consists of $2,931 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of $4,506 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan. For 2005, consists of premiums of $5,584 paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $14,700 of matching contributions under the RC2 Corporation Savings Plan.

(7)	Messrs. Rothkopf and Lee joined the Corporation in March 2003.

(8)	For 2005, consists of cash paid to Mr. Rothkopf in lieu of the Company paying for term life insurance for Mr. Rothkopf.

(9)	Ms. Lo became an executive officer of the Corporation with her appointment as Executive Vice President of the Corporation and Managing Director of RC2 Limited in April 2005.

(10)	For 2005, consists of $15,129 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Lo is the beneficiary and $11,500 of Company contributions to a statutory pension plan.

(11)	On December 13, 2005, Mr. Lee and the Corporation entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Lee ceased to be an executive officer of the Corporation. The Separation Agreement is described below under the section titled “— Employment Agreements.”

(12)	For 2005, consists of automobile allowance and personal plane usage. Mr. Lee made personal use of the Corporation’s airplane which resulted in incremental operating costs of $44,200 to the Corporation for 2005. Mr. Lee’s personal use of the Corporation’s airplane is subject to income tax in accordance with applicable regulations.

(13)	For 2003, consists of $3,775 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of $12,646 of premiums paid by the Corporation for term life insurance under which Mr. Lee is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan. For 2005, consists of premiums of $8,600 paid by the Corporation for term life insurance under which Mr. Lee is the beneficiary, $14,700 of matching contributions under the RC2 Corporation Savings Plan and $100,000 of severance payable in 2006 pursuant to the Separation Agreement.

Stock Options

Option Grants During 2005.  The following table provides certain information regarding stock options granted to the named executive officers of the Corporation during the year ended December 31, 2005.

Option/SAR Grants In Last Fiscal Year

	Number of	% of Total			Potential Realizable Value
	Securities	Options/SARs			At Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options/SARs	Employees in	Exercise Price	Expiration	for Option Term ($) (2)
Name	Granted (#)	Fiscal Year (%)	($/Sh)	Date	5%	10%

Curtis W. Stoelting	52,500(1)	18.2	31.27	March 1, 2015	1,032,441	2,616,407
Peter J. Henseler	52,500(1)	18.2	31.27	March 1, 2015	1,032,441	2,616,407
Jody L. Taylor	21,000(1)	7.3	31.27	March 1, 2015	412,976	1,046,563
Richard E. Rothkopf	17,500(1)	6.1	31.27	March 1, 2015	344,147	872,136
Helena Lo	21,000(1)	7.3	31.27	March 1, 2015	412,976	1,046,563
John Walter Lee II	17,500(1)	6.1	31.27	March 1, 2015	344,147	872,136

(1)	Options with respect to 20% of the underlying shares become exercisable on March 1 of each year from 2006 to 2010.

(2)	The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock.

Fiscal Year-End Option Values.  The following table provides certain information regarding the value of unexercised options held by the named executive officers at December 31, 2005 and the value realized upon exercise of options during 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-the-Money-Options at
	Shares Acquired on	Value Realized	Fiscal Year-End (#)	Fiscal-Year End ($)
Name	Exercise (#)	($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Curtis W. Stoelting	48,000	1,386,953	236,449/120,500	6,695,330/1,445,235
Peter J. Henseler	36,000	1,216,886	180,152/120,500	4,684,561/1,445,235
Jody L. Taylor	18,000	484,355	40,947/52,600	937,656/639,018
Richard E. Rothkopf	—	—	4,000/33,500	42,960/246,215
Helena Lo	19,193	444,839	33,385/55,800	783,451/666,552
John Walter Lee II	4,000	40,640	— / 33,500	— / 246,215

(1)	Value realized equals the market value of the Common Stock on the date of exercise, minus the exercise price, multiplied by the number of shares acquired on exercise. Shares acquired by Curtis W. Stoelting, Peter J. Henseler and Jody L. Taylor were exercised pursuant to Rule 10b5-1 plans.

(2)	Calculated based on a closing sale price of $35.52 per share on December 31, 2005.

Employment Agreements

Effective April 4, 2005, the Corporation entered into new employment agreements with Curtis W. Stoelting, Peter J. Henseler, Jody L. Taylor and Helena Lo. Each employment agreement expires on March 31, 2008 (the “Expected Completion Date”). Pursuant to the employment agreements, Messrs. Henseler and Stoelting will each receive annual base salaries of $425,000, Ms. Taylor will receive an annual base salary of $230,000 and Ms. Lo will receive an annual base salary of $230,000. Each executive officer is entitled to participate in the Corporation’s bonus plans, stock incentive plan and employee stock purchase plan. Pursuant to the new employment agreements each of Messrs. Stoelting and Henseler will receive a minimum annual grant of stock options to purchase 50,000 shares of Common Stock plus an additional 2,500 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. Pursuant to the new employment agreements, with each of Ms. Taylor and Ms. Lo will receive a minimum annual grant of stock options to purchase 20,000 shares of Common Stock plus an additional 1,000 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. In no event will the total number of options granted to any of these executive officers in any fiscal year exceed 100,000 shares. Additionally, the employment agreements provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation’s other senior management. Each executive officer will also receive at the Corporation’s expense at least $2 million of life insurance coverage and disability insurance coverage up to 75% of base salary, provided that the Corporation will not be required to pay premiums in excess of $20,000 in any year for such insurance coverage for any single executive officer. Pursuant to the employment agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment (six months if employment is terminated by the Corporation after a change of control or if the employment agreement is not renewed by the Corporation after the Expected Completion Date) and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets during the term of employment and for five years thereafter. The employment agreements provide that if the executive officer’s employment is terminated by the Corporation without “cause” or by the executive for “good reason,” including a failure by the Corporation to renew the employment agreement after the Expected Completion Date other than for “cause,” the executive officer will be entitled to continuation of the executive officer’s then effective base salary for two years following the date of termination plus 100% of the average annual bonus payments to the executive officer over the preceding three years, except that if such termination occurs at any time after or in anticipation of a “change of control” with respect to the Corporation, the executive officer will be entitled to a lump sum payment of three years of base salary plus 200% of the average annual bonus payments to the executive officer over the preceding three years. The employment agreements also provide that all outstanding options held by the executive officers will immediately vest upon a change of control with respect to the Corporation.

On December 13, 2005, the Corporation entered into a new employment agreement with Richard E. Rothkopf. The employment agreement expires on March 31, 2008 (the “Rothkopf Agreement Expected Completion Date”). Pursuant to the employment agreement, Mr. Rothkopf will receive an annual base salary of $200,000. The annual base salary increases to $210,000 effective April 3, 2006. Additionally, Mr. Rothkopf is entitled to participate in the Corporation’s bonus plans, stock incentive plan and employee stock purchase plan. Pursuant to the employment agreement, Mr. Rothkopf is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation’s other senior management. Additionally, Mr. Rothkopf is eligible for reimbursement of up to $600 per month to cover his expenses in connection with the lease or use of an automobile. Pursuant to the employment agreement, Mr. Rothkopf has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment (six months if employment is terminated by the Corporation after a change of control or if the employment agreement is not renewed by the Corporation after the Rothkopf Agreement Expected Completion Date) and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets during the term of employment and for five years thereafter. The employment agreement provides that if Mr. Rothkopf’s employment is terminated by the Corporation without “cause” or by Mr. Rothkopf for “good reason,” Mr. Rothkopf will be entitled to a severance payment of $400,000 and a payment of $200,000 in consideration of the noncompetition and confidentiality covenants, except that if such termination occurs at any time after or in anticipation of a “change of control” with respect to the Corporation, Mr. Rothkopf will be entitled to a severance payment of $700,000 and a payment of $200,000 in consideration of the noncompetition and confidentiality covenants. If the termination of Mr. Rothkopf’s employment occurs as a result of the death or disability of Mr. Rothkopf, then he shall be entitled to receive the greater of (i) his base salary for a period of six months or (ii) $300,000. Additionally, the employment agreement provides that in the event the Corporation fails to extend the term of the employment agreement at or prior to the Rothkopf Agreement Expected Termination Date, Mr. Rothkopf shall be entitled to receive a payment equal to $200,000.

On December 13, 2005, the Corporation entered into the Separation Agreement with John Walter Lee II. The Separation Agreement terminated Mr. Lee’s status as an executive officer of the Corporation. Prior to entering into the Separation Agreement, Mr. Lee had served as Executive Vice President of the Corporation and President of Learning Curve International, Inc. Pursuant to the terms of the Separation Agreement, Mr. Lee will receive a gross severance payment of $100,000 paid in equal installments between January 1, 2006 and March 31, 2006. Additionally, Mr. Lee was entitled to receive 2005 bonuses under the Corporation’s bonus plans. Pursuant to the Separation Agreement, Mr. Lee shall be entitled to participate in the Corporation’s medical, health, dental, disability and life insurance policies that are in effect for the Corporation’s other senior management through March 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Chung, brother of Peter K.K. Chung, a director of the Corporation, owns 70% of one of the Corporation’s suppliers. For the year ended December 31, 2005, the Corporation purchased $13.5 million of product from this supplier. James Chung also has a 25% interest in another of the Corporation’s suppliers. For the year ended December 31, 2005, the Corporation purchased $5.1 million of product from this supplier. The Corporation expects to continue to make purchases from both of these suppliers during fiscal 2006. The Corporation believes that the terms for the purchase of products from these suppliers are no less favorable to the Corporation then could have been obtained from an unaffiliated party.

Paul E. Purcell, a director of the Corporation, is the President and Chief Executive Officer of Robert W. Baird & Co. Incorporated (“Baird”), an investment banking and brokerage firm. The Corporation retained Baird during the year ended December 31, 2005 to provide investment banking and merger and acquisition consulting services. The Corporation has continued to retain Baird during fiscal 2006. The Corporation believes that the terms of Baird’s engagement with the Corporation were on terms no less favorable to the Corporation then could have been obtained from an unaffiliated party.

Patrick A. Meyer and Eric L. Meyer, each of whom is a son of Boyd L. Meyer, a director of the Corporation, were employed as vice presidents of a subsidiary of the Corporation throughout 2005. Patrick A. Meyer earned aggregate salary and bonus of $212,530 for his services during the year. Eric L. Meyer earned aggregate salary and bonus of $271,222 for his services during the year. Eric L. Meyer made personal use of the Corporation’s airplane which resulted in incremental operating costs of $8,700 to the Corporation for 2005. Eric L. Meyer’s personal use of the Corporation’s airplane is subject to income tax in accordance with applicable regulations.

AUDITORS

KPMG LLP served as the Corporation’s auditors for the year ended December 31, 2005. It is expected that a representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-K

The Corporation is required to file an annual report, called a Form 10-K, with the SEC. A copy of Form 10-K for the fiscal year ended December 31, 2005 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Jody L. Taylor, Chief Financial Officer and Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation’s principal offices no later than December 1, 2006 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after February 14, 2007 and the Corporation will not be required to present any such proposal at the 2006 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2007 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

By Order of the Board of Directors
RC2 Corporation

Jody L. Taylor, Secretary

Oak Brook, Illinois
March 31, 2006

(BARCODE)	+
RC2 Corporation

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
(BARCODE)
000004

Least Address Line
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
C 1234567890 J N T
(BARCODE)

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A	Election of Directors		PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees. (term expires at the 2007 Annual Meeting)
For
	For all nominees	☐
		For	Withhold		For	Withhold		For	Withhold
	01 — Robert E. Dods	☐	☐	05 — John S. Bakalar	☐	☐	09 — Thomas M. Collinger	☐	☐

	02 — Boyd L. Meyer	☐	☐	06 — John J. Vosicky	☐	☐	10 — Richard E. Rothkopf	☐	☐

	03 — Peter K.K. Chung	☐	☐	07 — Paul E. Purcell	☐	☐	11 — Michael J. Merriman, Jr.	☐	☐
Withhold
	04 — Curtis W. Stoelting	☐	☐	08 — Daniel M. Wright	☐	☐	Withhold From all nominees		☐

B	Other Matters
2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

0 0 8 7 7 6 1	1 U P X	C O Y	+

001CD40001	00JIOB

Proxy — RC2 Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Curtis W. Stoelting and Jody L. Taylor or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of RC2 Corporation to be held on May 5, 2006 at 11:00 a.m., local time, at the Doubletree Hotel, 1909 Spring Road, Oak Brook, IL 60523, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the matters on the reverse side and in their discretion upon such other matters as may properly come before the meeting.
Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES APPOINTED.
CONTINUED AND TO BE VOTED ON REVERSE SIDE.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
To vote using the Internet
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2006.
THANK YOU FOR VOTING

(BARCODE)	+

RC2 Corporation
(BARCODE)

C 1234567890   J N T
(BARCODE)

Annual Meeting Proxy Card

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees. (term expires at the 2007 Annual Meeting)
For
	For all nominees	☐
		For	Withhold		For	Withhold		For	Withhold
	01 — Robert E. Dods	☐	☐	05 — John S. Bakalar	☐	☐	09 — Thomas M. Collinger	☐	☐

	02 — Boyd L. Meyer	☐	☐	06 — John J. Vosicky	☐	☐	10 — Richard E. Rothkopf	☐	☐

	03 — Peter K.K. Chung	☐	☐	07 — Paul E. Purcell	☐	☐	11 — Michael J. Merriman, Jr.	☐	☐
Withhold
	04 — Curtis W. Stoelting	☐	☐	08 — Daniel M. Wright	☐	☐	Withhold From all nominees		☐

B	Other Matters
2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

0 0 8 7 7 6 2	1 U P X	C O Y	+

001CD40001	00JIPB

Proxy — RC2 Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Curtis W. Stoelting and Jody L. Taylor or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of RC2 Corporation to be held on May 5, 2006 at 11:00 a.m., local time, at the Doubletree Hotel, 1909 Spring Road, Oak Brook, IL 60523, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the matters on the reverse side and in their discretion upon such other matters as may properly come before the meeting.
Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES APPOINTED.
CONTINUED AND TO BE VOTED ON REVERSE SIDE.